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                                                                   EXHIBIT 10.27


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated December 22, 1999 effective as of January 1, 1999, as amended on March 29, 2001, between TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership (the "Company"), and Jeffrey L. Bewkes (the "Executive").

         The Executive is currently employed by the Home Box Office division ("Home Box Office") of the Company as Chairman of the Board, President and Chief Executive Officer of Home Box Office pursuant to an Employment Agreement dated May 31, 1996, as amended by Amendment dated as of April 2, 1998 (as so amended, the "Prior Agreement"). The Company and the Executive wish to terminate the Prior Agreement and to secure the services of the Executive pursuant to the terms of this Agreement for the period from January 1, 1999 to and including December 31, 2003 on the terms and conditions set forth below. The parties therefore agree that the Prior Agreement is terminated as of December 31, 1998 and the Executive shall thereafter be employed by the Company pursuant to the terms of this Agreement as follows:

         1. Term of Services. The Executive's "term of employment," as this phrase is used throughout this Agreement, shall be for the period beginning on January 1, 1999 and ending on December 31, 2003 (the "Term Date"), subject, however, to earlier termination as expressly provided herein.

         2. Employment. During the term of employment, the Company shall employ the Executive, and the Executive shall serve, as the Chairman of the Board, President and Chief Executive Officer of Home Box Office and shall report only to (a) the Chief Executive Officer of Time Warner Inc. ("Time Warner"), (b) R.E. Turner III, as a Vice Chairman of Time Warner or as Chief Executive Officer of the networks group or division of Time Warner or the Company, or (c) if all other Chief Executive Officers of the divisions of Time Warner and the Company report to the President or Chief Operating Officer of Time Warner, then to such President or Chief Operating Officer of Time Warner, each of such aforementioned individuals being a "Superior". The Executive shall have the authority, functions, duties, powers and responsibilities normally associated with the positions of chairman of the board, president and chief executive officer of a major division or a wholly-owned subsidiary of a publicly-held parent company and as the Chief Executive Officer of Time Warner and any other Superior to whom the Executive is

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then reporting may from time to time delegate to the Executive in addition thereto, but in no event shall the Executive's authority, functions, duties, powers and responsibilities be less than those which have been afforded or delegated to the Executive throughout the period of the Prior Agreement. The parties agree that the Executive shall continue to be guided by the general policy decisions of his Superior. The Executive agrees, subject to his election as such and without additional compensation, to serve during the term of employment in such particular additional offices of comparable stature and responsibility to which he may be elected from time to time in Time Warner and/or the Company and its subsidiaries and divisions and to serve as a director and as a member of any committee of the Board of Directors of Time Warner and/or the Company's subsidiaries. During the term of employment, (i) the Executive's services shall be rendered on a substantially full-time, exclusive basis, (ii) he will apply on a substantially full-time basis all of his skill and experience to the performance of his duties in such employment, (iii) he shall have no other employment and, without the prior consent of the Chief Executive Officer of Time Warner or any other Superior to whom the Executive is then reporting, no outside business activities which require the devotion of substantial amounts of the Executive's time and (iv) unless the Executive otherwise consents, the headquarters for the performance of his services shall be the principal executive offices of Home Box Office in the greater New York City area, subject to such reasonable travel as the performance of his duties in the business of the Company may require.

         During the term of employment, the Executive shall not, directly or indirectly, without the prior consent of the Chief Executive Officer of Time Warner or any other Superior to whom the Executive is then reporting, render any services to any other person, or acquire any interest of any type in any other person, that might be deemed in competition with Time Warner, the Company or any of their respective subsidiaries or affiliates or in conflict with his full-time, exclusive position as a senior executive officer of the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (A) acquiring, solely as an investment and through market purchases, securities of any corporation which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such corporation and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that public company, (B) acquiring, solely as an investment, any securities of a partnership, trust, corporation (other than a corporation that has outstanding securities covered by the preceding clause (A)) or other entity so long as he remains a passive investor in such entity and does not become part of any control group thereof and so long as such entity is not, directly or indirectly, in competition with the Company or any of its subsidiaries or affiliates, or (C) serving as a


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director of any other public company that is not in competition with Time Warner or the Company or any of their respective subsidiaries or affiliates. For purposes of the foregoing, a person or entity shall be deemed to be in competition with Time Warner or the Company or any of their respective subsidiaries or affiliates if he or it engages in any line of business that is substantially the same as either (1) any line of operating business which Time Warner or the Company or any of their respective subsidiaries or affiliates engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct during the term of employment, or (2) any operating business that is engaged in or conducted by Time Warner or the Company or any of their respective subsidiaries or affiliates during the term of employment and as to which, to the knowledge of the Executive, Time Warner or the Company or any of their respective subsidiaries or affiliates covenants in writing, in connection with the disposition of such business, not to compete therewith.

         3.       Compensation.

                  3.1 Base Salary. The Company shall pay or cause to be paid to the Executive during the term of employment a base salary of not less than $1,000,000 per annum (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment, and upon each such increase the term "Base Salary" shall mean such increased amount. Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives.

                  3.2 Bonus. In addition to Base Salary, the Executive may be entitled to receive an annual cash bonus based on the performance of Home Box Office and of the Executive. Bonuses for the Executive shall be determined by the Chief Executive Officer of Time Warner and/or any other Superior to whom the Executive is then reporting. Such determination with respect to the amount, if any, of annual bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as otherwise provided herein. If at the time the bonus with respect to any calendar year is determined the Executive does not report to Gerald M. Levin as Chief Executive Officer of Time Warner, the Executive shall be entitled to receive a bonus for that year of not less than $2,750,000. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to bonuses paid to other senior executives, but in no event later than 90 days after the end of the period for which the bonus is payable.


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                  3.3      Deferred Compensation. Pursuant to the terms of
Executive's employment agreements with the Company, Executive has been paid deferred compensation which has been deposited in a special account (the "Trust Account") maintained on the books of a grantor trust (the "Rabbi Trust") for Executive's benefit. Effective as of January 1, 2001, no additional deferred compensation shall be deposited in the Trust Account. The Trust Account, as reflected on the records of the Rabbi Trust as of January 1, 2001, shall continue to be maintained by the trustee (the "Trustee") thereof in accordance with the terms of Annex A attached hereto and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be in furtherance of, and not inconsistent with, the terms of Annex A), until the full amount which Executive is entitled to receive therefrom has been paid in full. The Company shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for Executive's benefit. Any other deferred compensation account maintained by the Company for Executive's benefit shall continue to be maintained in accordance with the terms of the deferred compensation plan under which such account was established.

                  3.4 Deferred Bonus. In addition to any other deferred bonus plan in which Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate, to defer payment of and to have the Company credit all or any portion of the Executive's bonus for such year to either the Trust Account or the Deferred Plan, or a combination of both, subject in the case of a deferral to the Deferred Plan to the terms and conditions of the Deferred Plan. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

                  3.5 Prior Account. The parties confirm that the Company has maintained a deferred compensation account (the "Prior Account") for the Executive in accordance with the Prior Agreement. The Prior Account shall be promptly transferred to, and shall for all purposes be deemed part of, the Trust Account and shall be maintained by the Trustee in accordance with this Agreement and the Trust Agreement. All prior credits to the Prior Account shall be deemed to be credits made under this Agreement, all "Account Retained Income" thereunder shall be deemed to be Account Retained Income under this Agreement and all increases or decreases to the Prior Account as a result of income, gains, losses and other changes shall be deemed to have been made under this Agreement.


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                  3.6      Long-Term Compensation. Effective as of December 31,
2000, Executive shall cease to participate in Home Box Office Cash Flow Incentive Plan IV ("CFIP IV" or the "Plan"). Executive shall receive a payment of $5,000,000, in respect of Executive's pro rata portion of his award under the Plan for the period through December 31, 2000, no later than the later of (x) April 13, 2001 and (y) three days following the date upon which Executive executes Amendment No. 1 to this Agreement, and Executive understands and that he shall not be entitled to any further payment thereunder. In consideration of the elimination of Executive's participation in CFIP IV, on February 27, 2001, the Company granted Executive options to purchase 1,250,000 shares of Common Stock of AOL Time Warner Inc. at an exercise price of $45.36 per share, which Executive hereby acknowledges and accepts.

                  3.7 Reimbursement. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the term of employment in the performance of his services hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

                  3.8 No Anticipatory Assignments. Except as specifically contemplated hereunder, neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the express prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute any payment due in the future to such person pursuant to any provision of this Agreement, and any attempt to do so shall be void and will not be recognized by the Company.

                  3.9 Indemnification. The Executive shall be entitled throughout the term of employment in his capacity as an officer or director of the Company or any of its subsidiaries or as an officer or member of any governing body of any partnership or joint venture in which the Company has any equity interest or as a trustee or fiduciary of any plan, program or trust or other entity established for the benefit of the Company, its subsidiaries or any of their respective employees in connection with the business of the Company (and after the term of employment, to the extent relating to his services as an officer, director or member, trustee or fiduciary) to the benefit of the indemnification provisions contained on the date hereof in the Agreement of Limited Partnership, dated as of October 29, 1991, as amended (the "Limited Partnership Agreement"), of the Company (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those


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provisions), to the extent permitted by applicable law at the time of the assertion of any liability against the Executive.

         4.       Termination.

                  4.1 Termination for Cause. The Company may terminate the term of employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, for "cause", but only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Chief Executive Officer of Time Warner or any other Superior to whom the Executive is then reporting because of the Executive's (i) conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised), (ii) willful refusal without proper cause to perform his material obligations under this Agreement including, without limitation, the Executive's tendering of his written resignation or his written termination of this Agreement (other than pursuant to Section 4.2) prior to the expiration of the term of employment,
(iii) material breach of any of the covenants provided for in Section 9 (other than Section 9.1.2) or (iv) willful misconduct which materially adversely affects the business, operations or financial condition of Time Warner, the Company or Home Box Office. Such termination shall be effected by notice thereof specifying in detail the reason for such termination delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (A) such termination is because of the Executive's willful refusal without proper cause to perform any one or more of his material obligations under this Agreement (other than as a result of the tendering of his written resignation or his termination of this Agreement other than as provided in Section 4.2), (B) such notice is the first such notice of termination for any reason delivered by the Company to the Executive hereunder, and (C) within 15 days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

                  In the event of termination by the Company for cause in accordance with the foregoing procedures, without prejudice to any other rights or remedies that the Company may have at law or equity, the Company shall have no further obligations to the Executive other than (1) to pay Base Salary and make credits of deferred compensation as provided in Sections 3.1 and 3.3 accrued through the effective date of termination, (2) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of any year prior to the year in which such termination is effective which has been determined (or, with respect to any such prior year in which the


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Executive is entitled to received a minimum bonus pursuant to Section 3.2, whether or not determined) but not yet paid as of the date of such termination, and (3) with respect to any rights the Executive has under Section 8 or any rights which the Executive has in respect of amounts credited to the Trust Account under Section 3.3 through the effective date of termination or pursuant to any insurance or benefit plans or arrangements of the Company maintained for the benefit of the Executive or the Company's senior executives. The Executive hereby disclaims any right to receive a pro rata portion of the Executive's annual bonus with respect to the year in which such termination occurs.

                  4.2 Termination by Executive for Material Breach by the Company and Termination by the Company Without Cause. Subject to the provisions of this Section 4.2, the Company may terminate the term of employment under this Agreement without "cause" at any time. In addition, the Executive shall have the right, exercisable by notice to the Company, to terminate the term of employment under this Agreement effective 15 days after the giving of such notice, if, at the time of such notice, the Company shall be in material breach of its obligations hereunder; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if within such 15-day period the Company shall have cured all such material breaches of its obligations hereunder and such notice is the first such notice of termination delivered by the Executive pursuant to this Section 4.2. The parties acknowledge and agree that a material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to remain as Chairman of the Board, President and Chief Executive Officer of Home Box Office; (ii) the Executive being required to report to a person other than those specified in Section 2;
(iii) the Company diminishing the status, authority, functions, duties, powers or responsibilities afforded or delegated to the Executive as contemplated in
Section 2 or impeding the Executive in the good faith exercise of such authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); provided, however, that any other provision to the contrary notwithstanding, if the Company and the Executive have not entered into a new employment agreement pursuant to Section 4.3, the Company may, at any time and for any reason upon seven days written notice to the Executive during the period beginning July 1, 2003 through December 31, 2003, relieve the Executive of any and all of the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title) and any such action to relieve the Executive shall not be construed as a breach by the Company of its obligations under the Agreement so long as the Executive shall continue to receive all compensation as provided in Section 3;
(iv) the Company's failure to comply with the provisions of Section 3.6.5; (v) unless the Executive otherwise consents, the Company requiring the Executive's primary services to be rendered in an


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area other than at the Company's principal offices in the New York metropolitan area; and (vi) the Company failing to cause the successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company or Home Box Office, as the case may be, under this Agreement.

                  In the event of a termination of the term of employment pursuant to this Section 4.2, the Executive shall remain an employee of the Company as provided in Section 4.2.2. In such event, the following provisions shall apply:

                           4.2.1    After the effective date of such
termination, the Executive shall have no further obligations or liabilities to the Company whatsoever, other than pursuant to Sections 4.5 and 9 through 12 which shall survive such termination, and, any provision to the contrary notwithstanding, the Executive shall be entitled (A) to receive (i) any accrued (through the effective date of termination) but not yet paid Base Salary; (ii) a bonus for the year prior to the year in which the term of employment is terminated which has not yet been paid but has been determined pursuant to
Section 3.2 (or if not determined, the Average Bonus (as defined below); (iii) a bonus for the year in which the term of employment is terminated equal to the Average Bonus (as defined below), prorated through the effective date of termination; and (iv) long-term compensation as provided in Section 3.6, and (B) to be credited with deferred compensation through the effective date of termination and any portion of Executive's pro rata bonus will be credited to the Trust Account or Deferred Plan in accordance with any previous election made by the Executive to defer all or any portion of his bonus for such year pursuant to Section 3.4.

                           4.2.2    After the effective date of termination
pursuant to this Section 4.2, the Executive shall remain an employee of the Company for the period ending, at the election of the Executive (which election shall be made by written notice delivered to the Company at any time within one calendar year following the effective date of termination) (i) 18 months or (ii) three years after the effective date of such termination and during such period the Executive shall be entitled to receive, whether or not he becomes disabled during such period but subject to Section 6, (A) Base Salary as provided in
Section 3.1, (B) an annual bonus in respect of each calendar year during such period equal to the Average Bonus (as defined below) (including a pro rata bonus for any partial year), and (C) credits of deferred compensation as provided in
Section 3.3; provided, however, that, subject to the provisions of Section 9.2.2, if the Executive accepts full-time employment with any other corporation, partnership, trust, government or other entity during such period or notifies the Company in writing of his intention to terminate his employment during such period, the Executive shall cease to be an employee of the Company

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effective upon the commencement of such employment, or the effective date of such termination as specified by the Executive in such notice, and shall be entitled to receive, as damages, a lump sum cash payment within 30 days after such commencement or such effective date, discounted as provided in the immediately following sentence, equal to the balance of the Base Salary, deferred compensation (which shall be credited as provided in the fourth sentence of Section 3.3) and Average Bonuses (assuming no deferral pursuant to Sections 3.4) the Executive would have been entitled to receive pursuant to this
Section 4.2.2 had the Executive remained on the Company's payroll until the end of such period. The lump sum payment required to be made to the Executive pursuant to this Section 4.2.2 shall be discounted to present value from the times at which such amounts would have been paid absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986 (the "Code")), in effect on the date of such termination, compounded semi-annually, the use of which rate is hereby elected by the parties hereto pursuant to Treas. Reg. ss.1.280G-1 Q/A 32 (provided that, in the event such electioN is not permitted under Section 280G of the Code and the regulations thereunder, such other rate determined as of such other date as is applicable for determining present value under Section 280G of the Code) (the "Discount Rate"). Notwithstanding the foregoing, if the Executive accepts employment with any charitable or not-for-profit entity, or any corporation, trust or partnership which is at least 80% owned by the Executive or members of his immediate family, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.2; and if the Executive accepts full-time employment with any affiliate of the Company or Time Warner, then the payments provided for in this
Section 4.2.2 shall immediately cease and the Executive shall not be entitled to any lump sum payment. For purposes of this Agreement (i) the term "affiliate" shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company or Time Warner, and (ii) the term "Average Bonus" shall mean the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) received by the Executive from the Company for the two fiscal years during the most recent five years for which the regular annual bonus received by the Executive was the greatest.

                           4.2.3    In the event the Executive's employment is
terminated pursuant to Section 4.2, then for a period beginning on the effective date of termination and ending one year thereafter, the Executive will, without charge to the Executive, have use of reasonable office space and reasonable office facilities at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with reasonable secretarial services in each case appropriate to an employee of the Executive's


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position and responsibilities prior to such termination of employment but taking into account the Executive's reduced need for such office space, secretarial services and office facilities, services and furnishings as a result of the Executive's no longer being a full-time employee.

                           4.2.4    At the time the Executive shall terminate
his employment and leave the payroll of the Company pursuant to the provisions of this Section 4.2, 4.3, 5 or 6 the Executive's rights to benefits and payments under any insurance or other death benefit plans or arrangements of the Company or Time Warner or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company or Time Warner shall be determined in accordance with the terms and provisions of such Plans and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or the provisions of any plan or agreement, the provisions of Sections 7 and 8.1 and Annex A shall remain in effect after any such termination.

                           4.2.5    Any obligation of the Executive to mitigate
his damages pursuant to Section 4.5 shall not be a defense or offset to the Company's obligation to pay the Executive in full the damages provided in
Section 4.2.2 or 4.3 or the payments to be made pursuant to Annex A, as the case may be, at the time provided therein or the timely and full performance of any of the Company's other obligations under this Agreement.

                  4.3 End of Term of Employment. If the Executive and the Company have not on or prior to December 31, 2003 reached written agreement regarding the Executive's employment with the Company after December 31, 2003, then the Executive's term of employment shall end on December 31, 2003 (such an event being a "Non-Renewal") and the Executive shall elect (i) to cease being an employee of the Company without the receipt of a lump sum payment pursuant to
Section 4.3.1, (ii) to cease being an employee of the Company and to receive a lump-sum payment pursuant to Section 4.3.1 or (iii) to remain an employee of the Company for a period elected pursuant to Section 4.3.2.

                           4.3.1    In the event the Executive shall make the
election provided in Section 4.3(ii), the Company shall pay as severance within 30 days thereafter in a lump sum (discounted at the Discount Rate) an amount equal to, at the election of the Executive (which election shall be made by written notice to the Company prior to the end of such 30 day period), (i) the sum of six months of Base Salary and deferred compensation plus 50% of the Average Bonus or (ii) the sum of 12 months of Base Salary and deferred compensation plus the Average

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Bonus. In either instance, the deferred compensation portion of the payment shall be credited as provided in the fourth sentence of Section 3.3.

                           4.3.2    In the event the Executive shall make the
election provided in Section 4.3(iii), the Executive shall remain an employee of the Company for the period ending, at the election of the Executive (which election shall be made by written notice delivered to the Company at any time within six months of his making the election as provided in Section 4.3(iii) above), (i) six months or (ii) 12 months after the effective date of such termination of the term of employment and during such period the Executive shall be entitled to receive (A) Base Salary as provided in Section 3.1, (B) an annual bonus in respect of each calendar year during such period equal to the Average Bonus (including a pro rata bonus for any partial year) and (C) deferred compensation as provided in Section 3.3; provided, however, that, subject to the provisions of Section 9.2.2, if the Executive accepts full-time employment with any other corporation, partnership, trust, government or other entity (other than a charitable or not-for-profit entity, or any corporation, trust or partnership which is at least 80% owned by the Executive or members of his immediate family) during such period or notifies the Company in writing of his intention to terminate his employment during such period, the Executive shall cease to be an employee of the Company effective upon the commencement of such employment, or the effective date of such termination as specified by the Executive in such notice, and shall be entitled to receive as damages, a lump sum cash payment (discounted at the Discount Rate) for the balance of the Base Salary, deferred compensation (which shall be credited to the Trust Account or the Deferred Plan as provided in the fourth sentence of Section 3.3) and annual bonuses the Executive would have been entitled to receive pursuant to this
Section 4.3.2 had the Executive remained on the Company's payroll until the end of such period; provided further, that the Executive shall not be entitled to receive such lump sum cash payment if he accepts full-time employment with any subsidiary or affiliate of the Company or Time Warner.

                  4.4 Benefits Following Termination of the Term of Employment. During the period the Executive remains on the payroll of the Company pursuant to Section 4.2.2, 4.3(iii) or 5, the Executive will continue to be eligible to receive the benefits required to be provided to the Executive under this Agreement to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, that the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. In the event of a termination of the term of employment, the Executive shall continue to be an employee of the Company for purposes of any stock option and restricted


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shares agreements and any other incentive plan awards until such time as the
Executive shall leave the payroll of the Company.

                  4.5 Payments After Termination/Mitigation. In the event the Company makes any payments to the Executive pursuant to Section 4.2.2, 4.3.1 or 4.3.2, such payments shall be in consideration of the Executive's obligations under Section 9.2.2 and the Executive shall not be required to seek other employment in order to mitigate, or otherwise mitigate or set off, the payments payable by the Company to the Executive pursuant to Section 4.2.2, 4.3.1 or 4.3.2, as applicable; provided, however, that, notwithstanding the foregoing, if the Internal Revenue Service (or other relevant taxing authority) shall determine that the amounts paid or payable to the Executive pursuant to Section 4.2.2, 4.3.1 or 4.3.2 (i) relate to an event of termination which is "contingent on a change" (within the meaning of Section 280G(b)(2)(A)(i) of the Code) and
(ii) do not constitute reasonable compensation for the performance of future services within the meaning of Section 280G(b)(4) of the Code by virtue of Executive's covenant to refrain from performing future services for certain others pursuant to Section 9.2.2, then such payments shall be treated as damages hereunder and the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Company or its partners from losing any tax deductions to which they otherwise would be entitled in connection with such damages.

         5. Disability. If during the term of employment and prior to any termination of this Agreement under Section 4.2 the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months or more in any twelve-month period, the Company shall, nevertheless, continue to pay the Executive his full compensation and continue to make the deferred compensation credits, when otherwise due, as provided in Section 3.3, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive disability benefits for the balance of the term of employment in an amount equal to 75% of
(i) what the Base Salary otherwise would have been pursuant to this Agreement had the disability not occurred, and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited by the Company pursuant to Section 3.3 as further disability benefits and (ii) the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the three years for which the annual bonus received by the Executive from the Company was the greatest. If during the term of employment and subsequent to the Disability Date the Executive shall fully recover from a disability, the Company shall have the right (exercisable within sixty (60) days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. If the Company elects not to restore the Executive to full-time service the Executive may terminate the term of employment by written notice to the Company and upon such termination neither party shall have any further obligations hereunder except that the provisions of Section 3.6.3 and Sections 7 through 12 shall survive any such termination. If the Company elects not to restore the Executive to full-time service and the Executive does not elect to terminate the term of employment, the Executive shall be entitled to continue to receive disability benefits under this Section 5 and to obtain other employment, subject, however, to the following: (A) the Executive shall be obligated to perform advisory services during any balance of the term of employment; and (B) the continued application of the covenants provided in the last paragraph of Section 2. The advisory services referred to in clause (A) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of Home Box Office as requested by the Chief Executive Officer of Time Warner and/or any other Superior to whom the Executive is then reporting but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from any other employment shall not be applied to reduce the Company's obligations under this Agreement. The term of employment shall not be extended or be deemed suspended by reason of any period of disability. The Company shall be entitled to deduct from all payments to be made to the Executive during any disability period (whether or not there has been a reduction in amounts paid pursuant to this Section 5 and whether or not such payments are made in lieu of Base Salary, bonus or deferred compensation) an amount equal to all disability payments received by the Executive (but only with respect to that portion of the disability period occurring during the term of employment) from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company or Time Warner; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includable in his income for Federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (1) such payments and (2) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of Federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed.

         6. Death. Upon the death of the Executive, this Agreement and all benefits hereunder shall terminate except that (i) the Executive's estate (or a designated beneficiary thereof) shall be entitled to receive the Base Salary and deferred compensation to the last day of the month in which his death occurs and shall be entitled to receive bonus compensation based on the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the three years for which the annual bonus received by the Executive from the Company was the greatest, but prorated according to the number of whole or partial months the Executive was employed by the Company in such year, (ii) such termination shall not affect any vested rights which the Executive may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company or Time Warner or any subsidiary or the benefit and incentive plans described in Sections 3.6.3 and 8, which vested rights shall continue to be governed by the provisions of such plans and this Agreement, and
(iii) the Trust Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.7 of Annex A) shall be paid to the Executive's estate in a single payment not later than 75 days following such date of death.

         7.       Life Insurance.

                  7.1 Split Life Policy. The Company shall maintain $4,000,000 face amount of split ownership life insurance on the life of the Executive, to be owned by the Executive or, pursuant to the Executive's designation, the trustees of a trust for the benefit of the Executive's spouse and/or descendants. Until the death of the Executive, and irrespective of any termination of this Agreement except pursuant to Section 4.1, the Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage). At the death of the Executive, or on the earlier surrender of such policy by the owner, the Executive agrees that the owner of the policy shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by or on behalf of the Executive with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on the life of the Executive, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement. The owner of the policy from time to time shall execute, deliver and maintain a customary split dollar insurance and collateral assignment form, assigning to the Company the proceeds of such policy but only to the extent necessary to secure the reimbursement obligation contained in the preceding sentence. The Company agrees that it will not borrow from the cash value of the policy in excess of the Company's borrowings from other similar split dollar policies covering any other chief executive officer of the Company's major divisions.

                  7.2 Individual. In addition to the insurance maintained pursuant to Section 7.1, the Company will also maintain or cause to be maintained life insurance on the life of the Executive under the group life insurance policy generally available to executives of Home Box Office. The Executive shall be entitled to designate the beneficiary or beneficiaries of such policy which may include a trust.

         8.       Other Benefits.

                  8.1      Stock Options.

                           8.1.1    Group A, Group B and Group C Options. The
Executive has received various grants of options to purchase shares of Time Warner Common Stock (the "Common Stock") (i) prior to January 10, 1990 (hereinafter collectively referred to as the "Group A Options"), (ii) after January 9, 1990 and prior to May 1, 1995 (hereinafter collectively referred to as the "Group B Options"), and (iii) on March 20, 1996 and after May 1, 1996 and prior to December 31, 1999 (collectively referred to as the "Group C Options").

                           8.1.2    Group D Options. The Company agrees that it
will cause Time Warner to grant options to the Executive to purchase 250,000 shares of Common Stock in each of 2000 and 2001 and that it will cause AOL Time Warner Inc. to grant options to the Executive to purchase 375,000 shares of AOL Time Warner Inc. Common Stock in each of 2002 and 2003, in each such case at the first time during such year that options are granted on a multi-division wide basis or generally to other employees of Home Box Office but in no event later than May 30th, so long as notice to terminate the term of employment shall not have been given pursuant to Section 4.1 or 4.2 (all options granted pursuant to Section 8.1.2, together with all other options granted after December 31, 1999 and prior to the end of the term of employment, are hereinafter collectively referred to as the "Group D Options"). If the outstanding shares of Common Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares or a similar transaction, or dividends payable in shares of Common Stock, the number of shares of common stock referred to above subject to options to be granted after such change shall be appropriately adjusted.

Group D Options granted after December 31, 2000 shall vest and become exercisable no slower than as follows: 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant, 75% on the third anniversary of the date of grant, and 100% on the fourth anniversary of the date of grant. The exercise price of each share of Common Stock subject to a Group D Option shall be no greater than the fair market value of a share of Common Stock on the date of the option grant. Upon the grant of any Group D Options, a separate Stock Option Agreement relating to such Options consistent with the terms of this Agreement will be entered into between the Executive and the Company. On January 11, 2001, Executive was granted a Founders Grant of stock options to purchase 1,000,000 shares of AOL Time Warner Inc. Common Stock at an exercise price of $48.96 per share. Executive acknowledges that such grant satisfies the Company's obligation as required in this Section 8.1.2 to cause Time Warner to grant options to Executive in 2001, and shall not alter or amend, or create any implication with respect to, the Company's obligation under this Section to cause options to be granted to Executive during 2002, 2003 or any other year.

                           8.1.3    Termination of Employment.

                                    (i)      Notwithstanding anything to the
contrary contained in this Agreement or the plans and the option agreements covering the Group A, Group B and Group C Options, the Company hereby agrees that if the Executive's term of employment is terminated pursuant to Section 4.2 or as a result of a Non-Renewal pursuant to Section 4.3, the Company agrees to take, or to cause Time Warner to take, such action as may be necessary so that
(x) the Group B and Group C Options shall become immediately exercisable and shall remain exercisable for the full term thereof and (y) any unexercised Group A Options shall remain exercisable (but not beyond the end of their respective option terms) for a period of three years from the date of termination pursuant to such Section 4.2 or 4.3, as the case may be; provided, however, that in the case of a termination pursuant to Section 4.2, the Group A Options shall remain exercisable for such three-year period or until the end of the term of employment, whichever is longer (but not beyond their respective option terms). In addition, if the Executive's employment with the Company shall terminate by reason of death or disability, then the Group C Options shall become immediately exercisable and shall remain exercisable for the full term thereof.

                                    (ii)     If Executive's employment is
terminated pursuant to Section 4.2 or as a result of Non-Renewal pursuant to 4.3 or by reason of death or disability, all Group D Options previously granted to the Executive shall vest and become immediately exercisable and shall remain exercisable (but not beyond the option term) for a period of five years from the date of such termination.

                                    (iii)    If the Executive shall breach the
provisions of Section 9.2, any then unexercised Group A, Group B, Group C or Group D Options shall thereupon immediately be canceled and be null and void. Notwithstanding anything to the contrary contained in this Agreement or the plans and the option agreement covering the Group A, Group B, and Group C Options, the Company hereby agrees that if the Executive's term of employment is terminated pursuant to Section 4.1 or by the Executive other than pursuant to
Section 4.2, the Company agrees to take, or cause Time Warner to take, such actions as may be necessary so that the Group A, Group B and Group C Options shall become exercisable and remain exercisable for at least 90 days after such termination (but not beyond their respective options terms).

                  8.2 Other Benefit Plans. To the extent that (i) he is eligible under the general provisions thereof and (ii) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment the Executive shall be eligible to participate in any pension, profit-sharing, or similar plan or program of the Company or Time Warner now existing or established hereafter. To the extent maintained in effect by the Company for its senior executives, the Executive shall also be entitled to participate in any group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company or Time Warner now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Executive shall be entitled to receive other benefits generally available to all senior executives of the Company to the extent that he is eligible therefor, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and payment for financial services.

         9.       Protection of Confidential Information.

                  9.1 Covenant. The Executive acknowledges that his employment by the Company (which, for purposes of this Section 9 shall mean Time Warner and the Company and their respective subsidiaries and affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other organizations that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

                           9.1.1    That he will keep secret all material
confidential matters of the Company, including without limitation, the terms of this Agreement, and will not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder, (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process, and (iii) the Executive may disclose the terms of this Agreement to his spouse, lawyers, financial advisers and accountants provided they agree to keep such terms confidential.

                           9.1.2    That he will deliver promptly to the Company
upon termination of the term of employment, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; provided that if the Executive is to continue as a director, consultant or advisor to the Company after such termination, the Executive may retain such documents as are necessary or appropriate to the performance of his duties unless and until the Company requests that such documents be delivered to it.

                           9.1.3    That for a period of one year after
termination of his employment with the Company, the Executive will not employ, and will not cause any entity of which he is an affiliate to employ, any person who was a full-time executive employee of the Company or any of its affiliates at the date of such termination or within six months prior thereto.

                  9.2   Non-Compete.

                           9.2.1    Termination for Cause. If the term of
employment is terminated by the Executive in breach of this Agreement or by the Company pursuant to Section 4.1, then, in any such case, for the 18 months following the date of such termination the Executive shall not be or become an officer, director, partner or employee of or consultant to or act in any managerial capacity with (for the purposes of this Section 9.2, hereinafter referred to as being an "Employee") or own any equity interest in Viacom Inc. ("Viacom"), or The Seagram Company Ltd. ("Seagram") or any of their respective subsidiaries or affiliates or any other entity which is engaged in the operation or management of any pay-television or pay-per-view channel or pay-per-view network.

                           9.2.2    Termination for Other Reasons. If the term
of employment is terminated by the Company or the Executive pursuant to Section
4.2 or upon a Non-Renewal pursuant to Section 4.3, then in any such case, for the time periods specified in the second and third sentences of this Section 9.2.2, the Executive shall not become an officer, director, partner or employee of or consultant to or act in any managerial capacity with or own an equity interest in Viacom or Seagram or any of their respective subsidiaries or affiliates or any other entity which operates or manages any pay-television, pay-per-view channel or pay-per-view network. Following a termination of Executive's employment pursuant to Section 4.2, if the Executive elects to receive the payments for the period referred to in clause (i) of Section 4.2.2, the provisions of this Section 9.2.2 shall apply for 18 months following the date of the termination of the term of employment, and if the Executive elects to receive the payments for the period referred to in clause (ii) of Section
4.2.2 the provisions of this Section 9.2.2 shall apply for 36 months following the date of the termination of the term of employment. In the event of a Non-Renewal under Section 4.3, if the Executive elects to receive a lump sum payment described in Section 4.3.1 or to remain an employee of the Company pursuant to Section 4.3.2, then with respect to the payment referred to in clause (i) of each such Section, the provisions of this Section 9.2.2 shall apply for six months following the date of the termination of the term of employment, and with respect to the payment referred to in clause (ii) of each such Section, the provisions of this Section 9.2.2 shall apply for 12 months following the date of the termination of the term of employment. In the event of a Non-Renewal, if the Executive does not elect to receive a lump sum payment pursuant to Section 4.3.1 or to remain an employee of the Company pursuant to
Section 4.3.2, then the provisions of this Section 9.2.2 shall not apply to the Executive.

                           9.2.3    The provisions of Sections 9.2.1 and 9.2.2
shall not prevent the Executive from acquiring, solely as an investment and through market purchases, securities of any corporation which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as the Executive is not part of any control group of such corporation and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that company. In addition, the parties agree that the provisions of Sections 9.2.1 and 9.2.2 notwithstanding, the Executive may be an Employee of any entity (other than Viacom or Seagram) which owns, operates or manages any pay-television or pay-per-view channel or pay-per-view network so long as the Executive has no involvement whatsoever in the management or operation of such channel or network.

                  9.3 Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 9.1 or 9.2, the Company and/or Time Warner shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and Time Warner and that money damages will not provide an adequate remedy to the Company and Time Warner.

         10. Ownership of Work Product. The Executive acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that, unless the Company otherwise expressly agrees in writing, all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall further, unless the Company otherwise agrees in writing, (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and expressly acknowledged by the Company in writing prior to the date hereof.

         11. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight delivery service, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                           11.1   If to the Company:
                                    Home Box Office
                                    1100 Avenue of the Americas
                                    New York, NY  10036
                                    Attention:  General Counsel

                                    with a copy to:
                                    Time Warner Entertainment Company, L.P.
                                    75 Rockefeller Plaza
                                    New York, New York  10019
                                    Attention:  General Counsel

                           11.2   If to the Executive, to the address set forth
on the records of the Company, with a copy to:

                                    Paul M. Ritter, Esq.
                                    Kronish Lieb Weiner & Hellman LLP
                                    1114 Avenue of the Americas
                                    New York, NY  10036-7798.

         12.      General.

                  12.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  12.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.3 Entire Agreement. This Agreement, including Annex A sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, including the Prior Agreement, between the parties.

                  12.4 No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                  12.5 Assignability; Successors. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of the business and assets of Home Box Office or of the Company; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of Home Box Office or the Company, whether by merger, purchase of stock or assets or otherwise, and such successor shall expressly assume such obligations.

                  12.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  12.7 Set-Off. The Company shall have no right to set-off payments owed to the Executive hereunder against amounts owed or claimed to be owed by the Executive to the Company under this Agreement or otherwise.

                  12.8 Resolution of Disputes. Any dispute or controversy arising with respect to this Agreement may be referred by either party to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The arbitrator may provide for the prevailing party to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party and shall so provide if the Executive substantially prevails on his claims. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section
12.8. If the Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of the Executive, all legal fees, court costs and other costs and expenses incurred by the Executive in any legal action seeking to enforce the award in any court.

                  12.9 Survival. The fifth sentence of Section 3.3 and the provisions of Sections 3.9, 9 through 12 and Annex A shall survive any termination of the term of employment by the Company for cause. Sections 3.3, 3.6.2, 3.6.3, 3.7, 3.9, 4.2 through 4.5, 7, 8.1.3 and 9 through 12 and Annex A shall survive any termination of the term of employment without cause or a Non-Renewal.

         13. Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate in writing filed with the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       TIME WARNER ENTERTAINMENT
                                                 COMPANY, L.P.


                                       By
                                         ------------------------------

                                       -------------------------------
                                                Jeffrey L. Bewkes

                                                                         ANNEX A

                          DEFERRED COMPENSATION ACCOUNT

         A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or Time Warner or any corporation or other entity of which the Company or Time Warner owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or
(ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company or Time Warner does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

         A.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

         A.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

         A.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and, only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

         A.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1, A.6 or A.7. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section A.1. If any of the sales of the securities which are sold pursuant to Section A.1, A.6 or A.7 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this

Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

         A.6 One-Time Transfer to Deferred Plan. So long as the Executive is an employee of the Company, the Executive shall have the right to elect by written notice to the Company at any time, but only once during the Executive's lifetime, to transfer to the Deferred Plan all or a portion of the Net Transferable Balance (determined as provided in the next sentence) of the Trust Account. If the Executive shall make such an election, the Net Transferable Balance shall be determined as of the end of the calendar quarter following the date of such election (unless such election is made during the first ten calendar days following the end of a calendar quarter, in which case such determination shall be made as of the end of such preceding calendar quarter) by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from such value the amount of all outstanding indebtedness and any other amounts payable by the Trust Account. Transfers to the Deferred Plan shall be made in cash as promptly as reasonably practicable after the end of such calendar quarter and the Investment Advisor (or the Company or the Trustee if the Investment Advisor shall fail to act in a timely manner) shall cause securities held in the Trust Account to be sold to provide cash equal to the portion of the Net Transferable Balance of the Trust Account selected to be transferred by the Executive. If the Executive elects to transfer more than 75% of the Net Transferable Balance of the Trust Account to the Deferred Plan, the Company or the Trustee shall be permitted to take such action as they may deem reasonably appropriate, including but not limited to, retaining a portion of such Net Transferable Balance in the Trust Account, to ensure that the Trust Account will have sufficient assets to pay the Company the amount of taxes payable on such sales of securities at the end of the year in which such sales are made.

         A.7 Payments. Payments of deferred compensation shall be made as provided in this Section A.7. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month immediately succeeding the month in which the term of employment is scheduled to terminate under the Agreement. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence plus any amounts that have been transferred to the Deferred Plan pursuant to Section A.6 hereof and not therefore distributed therefrom, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.7 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

                  If pursuant to the terms of the Agreement the Trust Account is to be paid out in one lump sum, then the Trust Account shall be valued as of the date of the event triggering such lump sum payment (or such other date provided in the Agreement) and the balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 30 days following the date of such valuation in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

                  Notwithstanding the foregoing provisions of this Section A.7, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust

Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

                  If a transfer to the Deferred Plan has been made pursuant to Section A.6 hereof, payments made to the Executive from the Deferred Plan (a) shall be deemed made first from the amounts transferred to the Deferred Plan pursuant to Section A.6 and (b) shall be deemed made first out of Account Retained Income.

                  Within 90 days after the end of each taxable year of the Company in which payments have been made directly or indirectly to the Executive from the Trust Account or from the Trust Account pursuant to Section A.7 and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwith-standing any provision of this Section A.7, the Executive shall not be entitled to receive pursuant to this Annex A (including any amounts that have been transferred to the Deferred Plan pursuant to section A.6 hereof) an aggregate amount that shall exceed the sum of
(i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.7 shall be determined in accordance with Section
A.5 above.